UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Summer Street
Boston, MA 02110
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	HAE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Arrangement Agreement

On October 10, 2023, Haemonetics Corporation, a Massachusetts corporation (“Haemonetics” or the “Company”), OpSens Inc., a corporation existing under the Business Corporations Act (Québec) (“OpSens”), and 9500-7704 Québec Inc., a corporation existing under the Business Corporations Act (Québec) and a wholly owned subsidiary of Haemonetics (the “Purchaser” and, together with Haemonetics, the “Purchaser Parties”), entered into an Arrangement Agreement (the “Arrangement Agreement”), pursuant to which, among other things, the Purchaser has agreed to acquire all of the issued and outstanding common shares of OpSens (the “Arrangement”). The Arrangement will be implemented by way of a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (Québec).

On the terms and subject to the conditions of the Arrangement Agreement and the Plan of Arrangement, at the effective time of the Arrangement (the “Effective Time”), each common share of OpSens that is issued and outstanding immediately prior to the Effective Time will be transferred to the Purchaser in consideration for CAD $2.90, without interest, in cash (the “Consideration”).

Each of Haemonetics, the Purchaser and OpSens has made customary representations, warranties and covenants in the Arrangement Agreement, including, as to OpSens, covenants regarding the conduct of its business prior to the closing of the Arrangement. These include, among other things and subject to customary exceptions, certain restrictions on OpSens’ ability to solicit alternative acquisition proposals from third parties, to provide information to third parties and to engage in discussions with third parties regarding alternative proposals.

At the Effective Time, on the terms and subject to the conditions of the Arrangement Agreement and the Plan of Arrangement, each then-outstanding stock option and performance share unit will be vested and redeemed based on the Consideration, less, in the case of options, the applicable exercise price, and subject to applicable withholdings, in accordance with the terms of the Plan of Arrangement.

The closing of the Arrangement is conditioned upon (i) the adoption of a resolution approving the Arrangement (the “Arrangement Resolution”) by at least two-thirds of the votes cast on the Arrangement Resolution by OpSens shareholders present in person or represented by proxy at the Meeting (as defined below); (ii) receipt of applicable regulatory approvals, including approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the Investment Canada Act; (iii) the issuance of interim and final orders approving the Arrangement by the Superior Court of Québec; (iv) the absence of any law, injunction or other governmental order that prohibits the consummation of the Arrangement; (v) other customary closing conditions, including the accuracy of the other party’s representations and warranties and each party’s compliance with its covenants contained in the Arrangement Agreement, in each case subject to certain materiality qualifications; (vi) a Material Adverse Effect (as defined in the Arrangement Agreement) not having occurred in respect of OpSens; and (vii) dissent rights in respect of more than 5% of the issued and outstanding common shares of OpSens not having been validly exercised.

After consultation with its outside financial and legal advisors and after receipt of the unanimous recommendation of a special committee of its Board of Directors, OpSens’ Board of Directors has unanimously recommended that shareholders of OpSens vote in favor of the Arrangement.

The Arrangement Agreement contains certain termination rights for both the Purchaser Parties and OpSens, including, among others, where (i) the Arrangement has not been consummated on or before March 31, 2024, which will automatically be extended by a period of 75 days if the required regulatory approvals have not been obtained by such date; (ii) a law or order having been enacted or issued prohibiting consummation of the Arrangement and such law or order having become final and non-appealable; or (iii) the Arrangement Resolution having not been approved at the meeting of shareholders of OpSens held for such purpose (the “Meeting”). Further, (x) Haemonetics has a separate termination right if, among other things, OpSens’ Board of Directors changes or withdraws its recommendation in favor of the Arrangement at any time prior to the Arrangement Resolution being approved by the OpSens shareholders as described above and (y) OpSens also has a separate termination right it may exercise in order to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the Arrangement Agreement at any time prior to the Arrangement Resolution being approved. In the case of clause (x) of the foregoing, if Haemonetics terminates the Arrangement Agreement, and in the case of clause (y) of the foregoing, if OpSens terminates the Arrangement Agreement, OpSens will be required to pay a fee of CAD$12,075,000 to Haemonetics. In the event that OpSens or Haemonetics terminates the Arrangement Agreement in certain circumstances, the Purchaser Parties will be required to reimburse OpSens for its expenses. Additionally, Haemonetics and OpSens have termination rights in certain circumstances for uncured breaches of the Arrangement Agreement.

The foregoing summary of the Arrangement Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Arrangement Agreement, a copy of which will be filed by amendment to this Current Report on Form 8-K.

The above description of the Arrangement Agreement is not intended to provide any other factual information about Haemonetics, OpSens, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of the Arrangement Agreement and only as of specific dates, were solely for the benefit of the parties to the Arrangement Agreement, and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Arrangement Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in public disclosures by Haemonetics or OpSens. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Haemonetics, OpSens or any of their respective subsidiaries, affiliates or businesses.

Voting and Support Agreements

In connection with the Arrangement Agreement, (i) each of the OpSens directors and executive officers who own common shares of OpSens (collectively, the “OpSens Holders”), collectively representing approximately 4.75% of OpSens’ issued and outstanding common shares, entered into separate voting and support agreements with the Purchaser Parties (each, a “Voting Agreement”) whereby, among other things, each OpSens Holder has agreed, subject to the terms and conditions of such OpSens Holder’s Voting Agreement, to vote or cause to be voted all OpSens common shares held by it in favor of the Arrangement and against any other matter that could reasonably be expected to delay, prevent or frustrate the completion of the Arrangement and not to sell, transfer, pledge or assign any such common shares, subject to certain customary exceptions.

The Voting Agreements are subject to termination in customary circumstances, including upon the termination of the Arrangement Agreement in accordance with its terms.

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the provided text of each Voting Agreement, the form of which will be filed by amendment to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure

On October 10, 2023, the Company issued a press release announcing its entry into the Arrangement Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements do not relate strictly to historical or current facts and may be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “forecasts,” “foresees,” “potential” and other words of similar meaning in conjunction with statements regarding, among other things, (i) plans and objectives of management for the operation of Haemonetics, (ii) statements regarding the timing of completion of the acquisition and the consummation of the acquisition, (iii) the anticipated financing of the transaction and the Company’s net debt to EBITDA ratio following completion of the acquisition, (iv) the anticipated benefits to Haemonetics arising from the completion of the acquisition, (v) the impact of the acquisition on Haemonetics' business strategy and future business and operational performance, and (vi) the assumptions underlying or relating to any such statement. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon Haemonetics' current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.

Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the failure to realize the anticipated benefits of the acquisition or the acquisition, its announcement or pendency having an unanticipated impact, Haemonetics' ability to predict accurately the demand for products and products under development by it or OpSens and to develop strategies to successfully address relevant markets, the impact of competitive products and pricing, technical innovations that could render products marketed or under development by Haemonetics or OpSens obsolete, risks related to the use and protection of intellectual property, the risk that the transaction may not be completed in a timely manner or at all (whether due to the failure of OpSens to obtain shareholder approval, the failure to obtain approval of the Quebec Superior Court or otherwise), and the risk that using debt to finance, in part, the acquisition will increase Haemonetics' indebtedness. These and other factors are identified and described in more detail in Haemonetics' filings with the U.S. Securities and Exchange Commission (“SEC”). Haemonetics does not undertake to update these forward-looking statements.

Additional Information Regarding the Transaction

In connection with the proposed transaction, OpSens will file with the Canadian Securities Administrators in each of the provinces of Canada (the “CSA”)) and mail or otherwise make available to its shareholders a management information circular (the "Proxy Circular") regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, OPSENS’ SHAREHOLDERS ARE URGED TO READ THE PROXY CIRCULAR IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE CSA IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the Proxy Circular and other documents that OpSens files with the CSA (when available) from the CSA's website at www.sedarplus.ca and from OpSens' website at www.opsens.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Haemonetics Corporation on October 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

October 10, 2023	By:	/s/ Christopher A. Simon
	Name:	Christopher A. Simon
	Title:	President and Chief Executive Officer